UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 2, 2011
MetLife, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Coordination Agreement
     On March 1, 2011, MetLife, Inc. (“MetLife,” the “Company,” “we,” “our” or “us”) entered into a coordination agreement (the “Coordination Agreement”) with ALICO Holdings LLC (“ALICO Holdings”) and American International Group, Inc. (“AIG”), pursuant to which MetLife agreed to repurchase from ALICO Holdings the number of shares of MetLife’s Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) equal to the lesser of (i) 6,857,000 shares of Series B Preferred Stock and (ii) the actual number of shares of MetLife’s common stock, up to 68,570,000 shares, actually sold and delivered by MetLife in a primary offering of common stock, divided by ten (the “Repurchase”). The Series B Preferred Stock was previously issued by MetLife to ALICO Holdings at the closing of MetLife’s acquisition of American Life Insurance Company, a subsidiary of ALICO Holdings and Delaware American Life Insurance Company, a subsidiary of AIG (the “Acquisition”), and in accordance with the stock purchase agreement, dated as of March 7, 2010 (as amended, the “Stock Purchase Agreement”). The aggregate consideration to be paid for the Repurchase will equal MetLife’s net proceeds from the primary offering by MetLife of up to 68,570,000 shares of its common stock (the “Primary Offering”).
     The 6,857,000 shares of Series B Preferred Stock are convertible into 68,570,000 shares of MetLife’s common stock, subject to a favorable vote of MetLife’s stockholders at its 2011 annual meeting. Pursuant to the terms of the Stock Purchase Agreement, MetLife is obligated to pay a $300 million compensatory payment to ALICO Holdings in the event that MetLife’s stockholders do not approve the conversion of the Series B Preferred Stock prior to November 1, 2011. Pursuant to the Coordination Agreement, the $300 million compensatory payment will be reduced in proportion to the number of shares of Series B Preferred Stock repurchased by MetLife.
     The consummation of the Repurchase, which is expected to occur concurrently with, or immediately following, the closing of the Primary Offering and a secondary resale of up to 67,997,174 shares of common stock of MetLife by ALICO Holdings (the “Secondary Offering,” and, together with the Primary Offering, the “Common Stock Offering”), is subject to the satisfaction of customary closing conditions, including the receipt of any required governmental approvals and third party contractual consents. Additionally, the consummation of the Repurchase is subject to the successful consummation of the Primary Offering and the receipt of a letter from the United States Department of the Treasury, ALICO Holdings and AIA Aurora LLC, confirming, among other things, the release of all encumbrances on the shares of Series B Preferred Stock to be repurchased in the Repurchase.

     In addition to customary termination provisions, MetLife may, prior to the execution of an underwriting agreement for the Primary Offering, terminate the Coordination Agreement in the event that MetLife’s board of directors (or a committee thereof), determines that the Primary Offering cannot be completed on terms acceptable to MetLife in its sole discretion. Similarly, AIG may, prior to the execution of an underwriting agreement for the Primary Offering, terminate the Coordination Agreement in the event that AIG’s board of directors (or a committee thereof), determines that the Primary Offering, the Secondary Offering or a secondary resale of 40,000,000 common equity units of MetLife by ALICO Holdings (the “CEU Offering”) cannot be completed on terms acceptable to AIG in its sole discretion. Additionally, either AIG or MetLife may terminate the Coordination Agreement between the pricing of the Common Stock Offering and the consummation of the Common Stock Offering in the event that the underwriting agreement for the Common Stock Offering is terminated in accordance with its terms.
     The Coordination Agreement amends the Stock Purchase Agreement with respect to certain indemnification-related obligations of AIG and ALICO Holdings. As of the date of this Current Report on Form 8-K, 40,000,000 common equity units of MetLife are currently held in an indemnification collateral account in order to secure ALICO Holdings’ indemnification obligations to MetLife pursuant to the Stock Purchase Agreement. Pursuant to the Coordination Agreement, in the event that the net proceeds from the CEU Offering equal at least $3.0 billion, then $3.0 billion (which is the aggregate stated amount of the common equity units) will be placed in the indemnification collateral account and any proceeds above such amount will be distributed to ALICO Holdings. Any unsold common equity units will be released from the indemnification collateral account to ALICO Holdings. In the event that less than all of the common equity units are sold in the CEU Offering, and the CEU Offering generates net proceeds of less than $3.0 billion, an amount equal to the aggregate stated amount of the common equity units sold in the CEU Offering will be deposited in the indemnification collateral account, and any net proceeds from the CEU Offering above such aggregate stated amount will be distributed to ALICO Holdings, with the unsold common equity units remaining in the indemnification collateral account. If ALICO Holdings sells all of the common equity units in the CEU Offering but the net proceeds from the offering are less than $3.0 billion, the entire net proceeds from the CEU Offering will be deposited in the indemnification collateral account. In that case, the amount that ALICO Holdings is entitled to withdraw from the indemnification collateral account on certain scheduled release dates pursuant to the terms of the Stock Purchase Agreement will be reduced by the amount by which the net proceeds from the concurrent offering are less than $3.0 billion.
     The Coordination Agreement also provides, among other things, (i) for mechanics that govern the release from the indemnification collateral account of such common equity units sold in the CEU Offering and the allocation of the net proceeds from the CEU Offering to the indemnification collateral account and ALICO Holdings, (ii) that ALICO Holdings will only be permitted to substitute cash for any collateral held in the indemnification collateral account, (iii) that ALICO Holdings will not be permitted to make indemnification payments under the Stock Purchase Agreement utilizing MetLife’s common stock or any shares of Series B Preferred Stock, (iv) that indemnification payments to be made by ALICO Holdings by utilizing the collateral held in the indemnification collateral account will be satisfied first by delivery of cash held in such account and, to the extent such cash collateral is insufficient, by delivery of common equity units held in such account, (v) that common equity units will first be released from the indemnification collateral account on the scheduled release dates as provided in the Stock Purchase Agreement, followed by any cash held in such account and (vi) that a portion of the net proceeds from the CEU Offering and, to the extent such proceeds are insufficient, a sufficient amount of the net proceeds from the Secondary Offering, will be delivered to MetLife in connection with the payment of certain tax liabilities in connection with the Acquisition pursuant to the terms of the Coordination Agreement.

     The Coordination Agreement provides for, among other things, the release of ALICO Holdings from the transfer restrictions under the Investor Rights Agreement, dated November 1, 2010 (the “Investor Rights Agreement”), among MetLife, ALICO Holdings and AIG, entered into in connection with the Acquisition, solely to the extent necessary to permit the Secondary Offering and the CEU Offering to proceed. These restrictions include the lock-up, which prevents ALICO Holdings from transferring any of the MetLife securities it received in the Acquisition before the end of July 2011, and limitations on the amount of MetLife securities held by ALICO Holdings that can be sold in any one offering or in any period of 180 days. In the event that ALICO Holdings is unable to dispose of all of MetLife’s common stock and common equity units that it holds in the Secondary Offering and the CEU Offering, respectively, any unsold securities will remain subject to the lock-up until November 1, 2011, and any unsold shares of common stock or common equity units that are not sold in the Secondary Offering and the CEU Offering, respectively, and any shares of Series B Preferred Stock not repurchased in the Repurchase will remain subject in all respects to the terms, conditions and restrictions of the Investor Rights Agreement; provided; that any shares of common stock that are not sold pursuant to the exercise of an over-allotment option or as a result of an over-allotment option not being exercised by the underwriters, will not be subject to any transfer restrictions under the Investor Rights Agreement.
     The representations and warranties in the Coordination Agreement are the product of negotiations among the parties thereto and are for the sole benefit of the parties thereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties thereto in accordance with the Coordination Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Coordination Agreement may represent an allocation among the parties thereto of risks associated with particular matters regardless of the knowledge of any of the parties thereto. Consequently, persons other than the parties to the Coordination Agreement may not rely upon the representations and warranties in the Coordination Agreement as characterizations of actual facts or circumstances as of the date of the Coordination Agreement or as of any other date.
     The foregoing description of the Coordination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Coordination Agreement (including the exhibits and schedules thereto), which is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.
     Pursuant to the terms of the Coordination Agreement, the parties will be entering into an Amended and Restated Indemnification Collateral Account Security and Control Agreement with Deutsche Bank Trust Company Americas, as securities intermediary, pledge collateral agent and stock purchase contract agent (the “Amended Indemnification Control Agreement”). The Amended Indemnification Control Agreement makes conforming changes to the Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010, by and among MetLife, ALICO Holdings, Deutsche Bank Trust Company Americas, as securities intermediary, pledge collateral agent and stock purchase contract agent, and AIG, as necessary to reflect the agreements and understandings in the Coordination Agreement described above. The Amended Indemnification Control Agreement is substantially in the form attached as an exhibit to the Coordination Agreement.

Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.
(d)	Exhibits.
4.1	Coordination Agreement dated as of March 1, 2011 among MetLife, Inc., ALICO Holdings LLC and American International Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Christine M. DeBiase
	Name:	Christine M. DeBiase
	Title:	Vice President and Secretary

Date: March 2, 2011

EXHIBIT INDEX

4.1	Coordination Agreement dated as of March 1, 2011 among MetLife, Inc., ALICO Holdings LLC and American International Group, Inc.

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